EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement of USURF America, Inc. on Form SB-2 of our report dated February 27, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/S/ HEIN & ASSOCIATES LLP

Denver, Colorado
December 23, 2004